Exhibit 17.2

To: City Capital Corp. (the “Corporation”)

        I hereby resign my position as director and officer of the Corporation effective as of the close of business on May 1, 2007.

Dated: May 1, 2007

/s/ Richard Overdorff Richard Overdorff